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TO VOTE YOUR PROXY

TELEPHONE:     Call 1-800-XXX-XXXX and follow the simple instructions.

MAIL:          Vote, sign, date and return your proxy by mail.

IN PERSON:     Vote at the Special Meeting of Shareholders.
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                 CHESAPEAKE AGGRESSIVE GROWTH FUND (THE "FUND")
                   A SERIES OF GARDNER LEWIS INVESTMENT TRUST

             PROXY SOLICITED BY THE BOARD OF TRUSTEES (THE "BOARD")
                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 25, 2008

The undersigned hereby appoints Tina H. Bloom and John F. Splain, and any one of them separately, proxies with full power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse of this proxy card, at the Special Meeting of Shareholders on June 25, 2008, at 10:00 a.m., Eastern Time, and at any adjournment or postponement thereof, all of the shares of the Fund which the undersigned would be entitled to vote if personally present.

IF THIS PROXY IS SIGNED AND RETURNED WITH NO CHOICE INDICATED, THE SHARES WILL BE VOTED "FOR" THE APPROVAL OF THE PROPOSAL.

NOTE:    IF YOU VOTE BY TELEPHONE, PLEASE DO NOT RETURN YOUR PROXY CARD.

                            PROXY MUST BE SIGNED AND DATED BELOW.


                            Dated ____________________ 2008


                            ----------------------------------------------------
                            Signature(s) (if held  jointly)    (SIGN IN THE BOX)

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD. All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, limited liability company, or partnership, please sign in full entity name and indicate the signer's position with the entity.


STLD01-1412912-2

PLEASE FILL IN BOX AS SHOWN  USING BLACK OR BLUE INK OR NUMBER 2 PENCIL.  PLEASE
DO NOT USE FINE POINT PENS.   [X]


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD. THE BOARD RECOMMENDS VOTING "FOR" THE PROPOSAL.

1.    Approve an Agreement  and Plan of  Reorganization  FOR   AGAINST   ABSTAIN
      under which all of the  assets of the  Chesapeake
      Aggressive  Growth  Fund (the "Aggressive  Growth  [ ]     [ ]       [ ]
      Fund")  will  be  transferred  to  the Chesapeake
      Growth Fund (the "Growth  Fund"), both  of  which
      are  portfolios  of   Gardner   Lewis  Investment
      Trust  (the  "Trust"),  and the Trust will  issue
      Institutional  shares  of   the  Growth  Fund  to
      shareholders  of the  Aggressive  Growth Fund.

PROXIES ARE AUTHORIZED TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE  VOTE,  SIGN AND DATE  THIS  PROXY  CARD AND  RETURN  IT IN THE  ENCLOSED
ENVELOPE.